Exhibit 21.1
List of Subsidiaries of Cowen Group, Inc.
(as of December 31, 2014)

Name of Subsidiary	Jurisdiction
Algo Trading Management Inc.	New Jersey
Algorithmic Trading Management, LLC	Delaware
ATM Execution LLC (f/k/a Cowen Capital LLC)	New York
ATM USA, LLC	Delaware
Born RCG Re SCA	Luxembourg
Clemency RCG Re SCA	Luxembourg
Cowen Alternative Investments, LLC	Delaware
Cowen and Company (Asia) Advisors Limited	Hong Kong
Cowen and Company (Asia) Limited	Hong Kong
Cowen and Company, LLC	Delaware
Cowen Asia Limited	Hong Kong
Cowen AT Investments LLC	Delaware
Cowen AV Investments LLC	Delaware
Cowen AW Investments LLC	Delaware
Cowen BP Investments LLC	Delaware
Cowen Capital Partners II, LLC	Delaware
Cowen DR Acquisition Company LLC	Delaware
Cowen Equity Finance Group LLC	Delaware
Cowen Equity Finance LP	Delaware
Cowen Finance Company LLC	Delaware
Cowen Finance Holdings LLC	Delaware
Cowen Financial Technology LLC	Delaware
Cowen GBT Investments LLC	Delaware
Cowen Holdings, Inc.	Delaware
Cowen International Limited	England and Wales
Cowen Investments LLC	Delaware
Cowen Latitude Capital Group, LLC	Delaware
Cowen NX Investments LLC	Delaware
Cowen OSP GP Holdings LLC	Delaware
Cowen Overseas Investment LP	Cayman Islands
Cowen Securities LLC	Delaware
Cowen Services Company, LLC	Delaware
Cowen Structured Credit Group LLC	Delaware
Cowen Structured Holdings Inc.	Delaware
Cowen Structured Holdings LLC	Delaware
Cowen Structured Products Specialists, LLC	Delaware
Healthcare Royalty Management, LLC	Delaware
Larochette RCG Re SCA	Luxembourg
Morish Insurance Company	New York
October LLC	Delaware
Ramius Advisors, LLC	Delaware

Exhibit 21.1
List of Subsidiaries of Cowen Group, Inc.
(as of December 31, 2014)
(continued)

Name of Subsidiary	Jurisdiction
Ramius Alternative Solutions LLC	Delaware
Ramius Asia LLC	Delaware
Ramius Co-Investment III LLC	Delaware
Ramius Enterprise Investments Gibraltar Ltd	Gibraltar
Ramius Enterprise Luxembourg Holdco II SARL	Luxembourg
Ramius Enterprise Luxembourg Holdco SARL	Luxembourg
Ramius Enterprise Master Fund Ltd	Cayman Islands
Ramius Gibraltar Solution LLC	Delaware
Ramius Japan Ltd.	Japan
Ramius Merger Fund LLC	Delaware
Ramius Optimum Investments LLC	Delaware
Ramius Trading Strategies GP LLC	Delaware
Ramius Trading Strategies LLC	Delaware
Ramius UK Limited	England
Ramius V&O Holdings LLC	Delaware
Ramius LLC	Delaware
RCG Alno LLC	Delaware
RCG Endeavor LLC	Delaware
RCG Insurance Company	New York
RCG IO Equity S.a.r.l.	Luxembourg
RCG IO Renergys S.a.r.l	Luxembourg
RCG Linkem II LLC	Delaware
RCG Linkem LLC	Delaware
RCG LV Pearl LLC	Delaware
RCG RE Manager LLC	Delaware
RCG Re S.a.r.l.	Luxembourg
RCG Renergys LLC	Delaware
Schengen RCG Re SCA	Luxembourg
Vianden RCG Re SCA	Luxembourg
Wiltz RCG Re SCA	Luxembourg

The foregoing does not constitute a complete list of all subsidiaries of the registrant. The subsidiaries that have been omitted do not, if considered in the aggregate as a single subsidiary, constitute a “Significant Subsidiary” as defined by the SEC.